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                                                                   Exhibit 10(b)


                             EMPLOYMENT AGREEMENT

     This Employment Agreement is made as of April 21, 1995 by and among Stream International Inc., a Delaware corporation (the "Company"), RRD (as hereinafter defined) and Rory J. Cowan (the "Executive").

                                    Recitals
                                    --------

     1. The Executive has been employed by R.R. Donnelley & Sons Company, a Delaware corporation ("RRD").

     2. It is currently contemplated that a business combination (the "Merger") will be effected between the Company and Corporate Software Incorporated, a Delaware corporation, or certain of their respective affiliates pursuant to a contribution agreement dated on or about the date hereof (the "Merger Agreement") among the Company, Software Holdings, Inc., a Delaware corporation and the indirect parent of Corporate Software Incorporated ("CSI"), and RRD, as a result of which the Company and its subsidiaries will operate the businesses currently operated by Corporate Software Incorporated and previously operated by the GSS Division of RRD.

     3. The operations of the Company and its affiliates are and following the Merger will be a complex matter requiring direction and leadership in a variety of areas.

     4. The Executive has certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its subsidiaries.

     5. Subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its Chairman and the Executive wishes to accept such employment.

                                   Agreement
                                   ---------

     Now, therefore, the parties hereto hereby agree as follows:


     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company offers and the Executive hereby accepts employment, effective as of the effective time of the Merger (the date on which the Merger takes effect being referred to herein as the "Effective Date").
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     2.  Term.  Subject to earlier termination as hereafter provided, the
Executive shall be employed hereunder for an original term commencing on the Effective Date and ending on December 31, 1999, which term shall be automatically extended thereafter for successive terms of one year each, unless either party provides notice to the other at least three months prior to the expiration of the original or any extension term that this Agreement is not to be extended. The term of this Agreement, as from time to time modified and in effect, is hereafter referred to as "the term of this Agreement" or "the term hereof". If the Merger Agreement is terminated pursuant to Section 10 thereof prior to the consummation of the Merger, this Agreement shall automatically terminate and be without further force or effect.

     3.  Capacity and Performance.
         ------------------------

          3.1. Offices. During the term hereof, the Executive shall serve the Company in the office of Chairman. In such capacity, the Executive will be responsible for overall coordination of the Company's strategic direction and external relations between the Company and its shareholders and bank. In addition, for so long as the Executive is employed by the Company and without further compensation, the Executive shall serve as a member of the Company's Board of Directors (the "Board") and as a director of one or more of the Company's subsidiaries if so elected or appointed from time to time. The Executive shall be subject to the direction of, and shall have such other powers, duties and responsibilities consistent with the Executive's position as an operating chairman as may from time to time be prescribed by, the Board.

          3.2. Performance. During the term hereof, the Executive shall be employed by the Company and shall perform and discharge (faithfully, diligently and to the best of his ability) such duties and responsibilities on behalf of the Company and its subsidiaries as may be designated from time to time by the Board and which are consistent with the Executive's position as an operating chairman. During the term hereof, the Executive shall devote not less than 85% of his business time exclusively to the advancement of the business and interests of the Company and its subsidiaries and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except for such directorships or other positions which he currently holds and has disclosed to the Company and except as otherwise may be approved in advance by the Board; and except that the Company and the Board have agreed that the Executive may spend up to 15% of his business time on corporate activities for RRD. The portion of the Executive's time that may be devoted to such RRD activities will be subject to review and change on an annual basis through collaborative deliberation between the

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     management of RRD and the Board, with the mutual understanding of all parties that, over the term of this Agreement, the Executive is expected to transition away from operating obligations to RRD matters and increase his focus on Company matters.

     4. Compensation and Benefits. As compensation for all services performed by the Executive under this Agreement and subject to Section 5 hereof and performance of the Executive's duties and of the obligations of the Executive to the Company and its subsidiaries, pursuant to this Agreement or otherwise:

          4.1. Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of $425,000 per year, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time (based on an annual review) by the Board in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Base Salary payable to the Executive in 1995 shall be prorated for the period from the Effective Date through December 31, 1995 and for any subsequent period of service less than one full year.

          4.2. Bonus Compensation. During the term hereof, the Company from time to time shall pay the Executive an annual bonus (the "Bonus") of up to 80% of Base Salary per year. The annual bonus in respect of 1995 operations will be calculated and payable in accordance with and based on the following factors:

     (a) The Executive shall receive $170,000 of the potential bonus amount (the "Tier One Bonus") if the Company attains both the $1.5772 billion revenue target (the "Revenue Target") and the $80.5 million EBITA target (the "EBITA Target") set forth in the Company's budget for 1995 (the "Budget"; it being understood that the 1995 Budget is attached hereto as Exhibit A and that for each subsequent year the Board shall adopt an annual operating Budget, which will become the basis of determination for such year's bonus targets), provided, however, that if the Company attains over 85% of both the Revenue Target and EBITA Target set forth in the 1995 Budget but less than 100% of either such Revenue Target or such EBITA Target then the Executive shall receive a scaled portion of the maximum Tier One Bonus, which portion shall be determined in accordance with the following formula: amount of Tier One Bonus is equal to the sum of (i) $85,000 plus (ii) the number obtained by multiplying

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          (x) $42,500 times (y) a fraction (not greater than one), the numerator of which is the amount by which the actual EBITA realized in 1995 exceeds 85% of the EBITA Target and the denominator of which is 15% of the EBITA Target; plus (iii) the number obtained by multiplying (x) $42,500 times (y) a fraction (not greater than one), the numerator of which is the amount by which the actual revenue realized in 1995 exceeds 85% of the Revenue Target and the denominator of which is 15% of the Revenue Target; and

     (b) The Executive shall receive $170,000 of the potential bonus amount (the "Tier Two Bonus") if the Company attains 100% of the goals and targets in its "synergies plan" as set forth in Exhibit B hereto.

Any compensation paid to the Executive as Bonus shall be in addition to the Base Salary, but shall be in lieu of participation in any other incentive, profit sharing or bonus compensation program (other than a stock option plan to be adopted on or around the Effective Date and in which it is anticipated that the Executive will participate to the extent described in Section 4.3) which the Company may adopt or continue from time to time. Any Bonus payable to the Executive shall be pro-rated for any period of service less than a full year and, therefore, the Company shall pay to the Executive as the Bonus in respect of 1995 operations only an amount equal to the number obtained by multiplying the (x) the amount of the Bonus calculated for 1995 as set forth above by (y) a fraction, the numerator of which is the number of days from and including the Effective Date through and including December 31, 1995 and the denominator of which is 365. All bonus and benefit plans are subject to annual review and change by the Board relative to key strategic objectives for the year provided that the potential bonus for each year shall be at least 80% of Base Salary.
All Base Salary to the Executive will initially be funded 85% by the Company and 15% by RRD; with the understanding of all parties that such proportions will be adjusted in each year to reflect the annual decision by the management of both RRD and the Board as to the portion of the Executive's time which may be devoted to RRD activities in accordance with Section 3.2 hereof. By its execution hereof, RRD agrees to reimburse the Company for its portion of any Base Salary paid by the Company to the Executive.

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     4.3.  Stock/Options.
           -------------

     4.3.1. The Executive shall purchase from the Company 50,000 shares of the Company's Class A Common Stock (the "Minimum Number of Purchased Shares") at a purchase price of $30 per share (or an aggregate minimum subscription amount of $1,500,000 (the "Minimum Investment Amount"). The purchase and sale of such shares, together with any additional shares up to a maximum additional subscription amount of $1,500,000 purchased as contemplated by Section 4.3.4 (the "Additional Purchased Shares" and, together with the Minimum Number of Purchased Shares, the "Purchased Shares"), will occur no later than June 23, 1995. On or before June 16, 1995, the Executive shall deliver written notice to the Company of the total number of Purchased Shares he intends to purchase and the principal amount of the Loan (as defined in Section 4.3.4(a)) he will require.

     4.3.2. The Company shall establish the 1995 Stock Option Plan (the "Plan") for management/employees of the Company. The Company shall grant to the Executive, pursuant to the Plan, options to purchase a total of 115,000 shares of Class A Common Stock comprised of options to purchase (i) 46,000 shares of Class A Common Stock at an exercise price of $30.00 per share (ii) 34,500 shares of Class A Common Stock at an exercise price of $50.00 per share; and (iii) 34,500 shares of Class A Common Stock at an exercise price of $72.50 per share. The options granted to the Executive as contemplated hereby will become exercisable in eight semi-annual installments on the six-month (10%), one year (10%), 18-month (12.5%), two year (12.5%), 30-month (12.5%), three year (12.5%),
42-month (15%) and four year (15%) anniversaries of the Effective Date, subject to acceleration of vesting in accordance with the terms of the Plan as in effect on the date of this Agreement.

     4.3.3. Prior to issuing any shares or options to the Executive, the Company may require that the Executive provide such representations regarding the Executive's sophistication and investment intent and other matters as the Company may reasonably request. None of the Company's securities will be registered under applicable securities laws for the indefinite future and there will be substantial restrictions on resale imposed by the Company's corporate charter, the stockholders agreement and applicable law.

     4.3.4. (a) At the time the Executive purchases shares pursuant to
Section 4.3.1, the Company will cause CSI to loan to the Executive up to two

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times the aggregate out-of-pocket amount paid by him to the Company for the
Minimum Number of Purchased Shares plus the purchase price of any Additional Purchased Shares purchased by the Executive for cash, or an aggregate of up to $2,000,000 (the "Loan"), provided that 100% of the proceeds of the Loan are applied by the Executive to the purchase of additional shares of the Company's Class A Common Stock (such shares to be in addition to the Minimum Number of Purchased Shares). The Executive shall repay the principal amount of the Loan and interest thereon in accordance with the terms of a promissory note substantially in the form of Exhibit C hereto (the "Note") executed by the Executive and delivered to the Company on the date (the "Share Purchase Date") on which the Loan is advanced. The Note will be secured by a pledge of the Purchased Shares and certain other shares of, and options to purchase shares of, the Company's capital stock at a collateral to debt coverage ratio of not less than 1.5:1 (or, at the Executive's election, secured in whole or in part by a pledge of Publicly Traded Securities at a collateral to debt coverage ratio of not less than 1.25:1) all as more particularly described in and on the terms and subject to the conditions of a pledge agreement substantially in the form of Exhibit D hereto (the "Pledge Agreement"), which shall be executed and delivered by the Company and the Executive on the Share Purchase Date. As used in this
Section 4.3.4, the term "Publicly Traded Securities" means securities listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ National Market System.

     (b) In addition to the Loan contemplated by paragraph (a) of this Section, the Company agrees that it will cause CSI to loan the Executive up to $300,000 (the "Tax Loan") at times and in amounts sufficient to enable the Executive to pay when due all federal and state income taxes (exclusive of any interest or penalties thereon) owed by him as a result of such Executive's exercise of options held by him to purchase shares of RRD common stock, $1.25 par value per share (the "RRD Stock") and subsequent sale of the RRD Stock received upon such exercise and/or sale of RRD Stock held by him, prior to the Merger, as necessary to enable the Executive to raise the amount of cash the Executive is required to give to the Company to purchase the Minimum Number of Purchased Shares. Each loan made as part of the Tax Loan shall be extended by CSI from time to time not less than 5 days prior to the date such taxes are due and payable, provided that the Executive has given CSI not less than 15 days prior notice that such loan is necessary. The Executive shall pay the principal amount of the Tax Loan and interest thereon in accordance with the terms of a promissory note substantially in the form of Exhibit E hereto (the

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"Tax Loan Note"), which shall be executed by the Executive and delivered to CSI on or prior to the date on which the first installment of Tax Loan is advanced. The Tax Loan Note will also be secured by the pledge of securities under the Pledge Agreement.

     4.3.5. (a) Upon any termination of the Executive's employment other than pursuant to Section 5.3 for Causes described in Section 11.3(i) and Section 11.3(ii) or after expiration of this Agreement, the Company may, but shall have no obligation to, repurchase at a price equal to the "Repurchase Price" determined in accordance with subsection (c) below, (i) in the case of any such termination before the first anniversary of the Effective Date, up to 0%, (ii) in the case of any such termination on or after such first anniversary and before the second anniversary of the Effective Date, up to 0%, (iii) in the case of any such termination on or after such second anniversary and before the third anniversary of the Effective Date, up to 45%, (iv) in the case of any such termination after such third anniversary and before the fourth anniversary of the Effective Date, up to 35%, and (v) in the case of any such termination on or after such fourth anniversary, up to 25%, of the total number of Purchased Shares, provided, however, that upon any such termination other than pursuant to
Section 5.3 or 5.6, 50% of each unvested option granted by the Company to the Executive to purchase the Company's Class A Common Stock shall immediately vest and be treated as exercised in determining the total number of shares which may be subject to repurchase by the Company.

          (b)  Upon any termination of the Executive's employment pursuant to
Section 5.3 for Causes described in Section 11.3(i) or Section 11.3(ii), the Company may, but shall have no obligation to, repurchase at a price equal to the Repurchase Price determined in accordance with subsection (c) below, all of the total number of Purchased Shares and all shares issued or issuable by the Company to the Executive upon his exercise of any vested options granted to the Executive pursuant to Section 4.3.2 (or upon exercise of any vested options subsequently granted by the Company to the Executive).

          (c)  For purposes of this Section, the Repurchase Price shall equal,
(i) in the case of a termination of the Executive's employment pursuant to
Section 5.3 for Causes described in Section 11.3(i) or Section 11.3(ii), the lower of cost or Fair Value (as defined in and determined pursuant to the Plan as in effect on the date hereof), and (ii) in all other cases of a termination of the Executive's employment, Fair Value (as defined and determined pursuant to the

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     Plan).

               (d) The Company shall exercise any repurchase election pursuant to subsections (a) or (b) by notice to the Executive within 90 days of termination of the Executive's employment. Notwithstanding anything to the contrary contained herein, the repurchase rights of the Company set forth in this Section 4.3.5 shall terminate upon the completion of a firm commitment underwritten initial public offering of the Company's Common Stock.

          4.3.6. Treatment of Purchased Shares as Class B Common Stock in Certain Instances. In the case of any Trigger Event (and only in such case), all Purchased Shares held by the Executive will have the same rights, preferences and obligations as those accorded to the Company's Class B Common Stock (the "B Shares") under the Company's Restated Certificate of Incorporation, provided, however, (i) that the Purchased Shares shall not be considered B Shares for purposes of calculating the number of B Shares each holder can sell pursuant to such holder's Tag Along Rights but rather RRD shall be required to reduce its participation in such sale by an amount sufficient to allow the Executive to sell his Purchased Shares and (ii) all such rights, preferences and obligations are subject to any repurchase rights of the Company pursuant to the terms hereof.

     4.4. Vacations. During the term hereof, the Executive shall be entitled to eight (8) weeks of vacation during the period beginning the Effective Date and ending December 31, 1996 and thereafter to five (5) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive in his reasonable discretion, provided, that, no more than four weeks vacation may be taken by the Executive before December 31, 1995. The Executive may not accumulate or carry over from one calendar year to another any unused, accrued vacation time. The Executive shall not be entitled to compensation for vacation time not taken.

     4.5. Other Benefits. During the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in all employee benefit plans (other than any profit sharing or bonus compensation programs) from time to time adopted by the Board and in effect for executives of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other

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     committee provided for in or contemplated by such plan.  The Company may alter, modify, add to or delete its employee benefit plans at any time as the Board, in its sole judgment, determines to be appropriate. The Executive acknowledges and agrees that he will no longer participate in any pension plan maintained by or on behalf of RRD.

          4.6. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to (i) any expense policy of the Company set by the Board from time to time, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Board from time to time.

          4.7. Minimum Guaranteed Severance. In the event Executive's employment with the Company terminates other than by resignation pursuant to Section 5.6 or by the Company for Cause, Executive will be entitled to eighteen (18) monthly severance payments, each in an amount equal to the Executive's monthly base compensation at the time of such termination (i.e., 1/12th of the Base Salary).

     5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

          5.1. Retirement or Death. In the event of the Executive's retirement or death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's retirement after the age of sixty-five with the prior consent of the Board or death during the term hereof, the Company shall pay to the Executive (or in the case of death, the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate) any Base Salary earned but unpaid through the date of such retirement or death, any Bonus for the fiscal year preceding the year in which such retirement or death occurs that was earned but has not yet been paid and, at the times the Company pays its executives bonuses in accordance with its general payroll policies, an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such retirement or death (pro-rated based on a formula, the denominator of which shall be 365 and the numerator of which shall be the number of days during the fiscal year of such retirement or death in which the Executive was employed by the Company).

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5.2.  Disability.
      ----------

     5.2.1. The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for an aggregate of one hundred twenty (120) days during any period of three hundred and sixty-five (365) consecutive calendar days.

     5.2.2. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.1 and to receive benefits in accordance with Section 4.5, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan maintained by the Company or until the termination of his employment, whichever shall first occur. Upon becoming so eligible, or upon such termination, whichever shall first occur, the Company shall pay to the Executive (i) any Base Salary earned but unpaid through the date of such eligibility or termination and any Bonus for the fiscal year preceding the year of such eligibility or termination that was earned but unpaid, (ii) during the eighteen month period from such date, amounts (payable from time to time at the times the Company pays its executive in accordance with its general payroll policies) equal to the difference between the Base Salary for the Executive for such period, or portion thereof, and the amounts of disability income benefits that the Executive receives pursuant to the above-referenced disability income plan in respect of such period, and (iii) at the times the Company pays its executives bonuses in accordance with its general payroll policies, an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such eligibility or termination (pro-rated based on a formula, the denominator of which shall be 365 and the numerator of which shall be the number of days during the fiscal year of such eligibility or termination in which the Executive was employed by the Company).

     5.2.3. Except as provided in Section 5.2.2, while receiving disability income payments under any disability income plan maintained by the Company, the Executive shall not be entitled to receive any Base Salary under Section 4.1 or Bonus payments under Section 4.2 but shall continue to participate in the

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     Company's benefit plans in accordance with Section 4.5 and the terms of such plans, until the termination of his employment. During the eighteen-month period from the date of termination, the Company shall contribute to the cost of the Executive's participation in the Company's group medical and dental plans, provided that the Executive is entitled to continue such participation under applicable law and plan term.

          5.2.4. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Board's determination of the issue shall be binding on the Executive.

     5.3. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive relating to the Executive's employment hereunder, or the termination thereof, other than for Base Salary earned but unpaid through the date of termination. Without limiting the generality of the foregoing, the Company shall have no further obligation to pay any Bonus amounts for any year(s) in the event of termination of employment pursuant to this Section 5.3, whether or not earned but unpaid in respect of a fiscal year preceding the year in which such termination occurs.

     5.4. By the Company other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then the Company shall pay the Executive (i) Base Salary earned but unpaid through the date of termination plus
(ii) the amounts specified in Section 4.7 plus (iii) any unpaid portion of any Bonus for the fiscal year preceding the year in which such termination occurs that was earned but has not been paid, plus (iv) at the times the Company pays its executives bonuses in accordance with its general payroll policies, an amount equal to that portion of any Bonus earned but

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unpaid during the fiscal year of such termination (pro-rated based on a formula, the denominator of which shall be 365 and the numerator of which shall be the number of days during the fiscal year of such termination in which the Executive was employed by the Company). In addition, 50% of each unvested option granted to the Executive to purchase the Company's Class A Common Stock shall immediately vest.

     5.5. By the Executive Upon Breach or for Good Reason. The Executive may terminate his employment hereunder (i) in the event that the Company fails to perform, in any material respect, its obligations under this Agreement, after written notice to the Company setting forth in reasonable detail the nature of such breach if such breach remains uncured for a period of 30 days following such written notice to the Company, (ii) there is a substantial diminution in the responsibilities, duties and powers of the Executive or (iii) in the event the Executive is relocated to an area more than 50 miles from the metropolitan Boston area. In the event of termination in accordance with this Section 5.5, then the Company shall pay the Executive (i) Base Salary earned but unpaid through the date of termination plus (ii) any Bonus for the fiscal year preceding the year in which such termination occurs that was earned but has not been paid plus (iii) the amounts specified in Section 4.7 hereof plus (iv) at the times the Company pays its executives bonuses in accordance with its general payroll policies, an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such termination (pro-rated based on a formula, the denominator of which shall be 365 and the numerator of which shall be the number of days during the fiscal year of such termination in which the Executive was employed by the Company). In addition, 50% of each unvested option granted to the Executive to purchase the Company's Class A Common Stock shall immediately vest.

     5.6. By the Executive Other than Upon Breach. The Executive may terminate his employment hereunder at any time upon ninety (90) days' notice to the Company. In the event of termination of the Executive pursuant to this Section 5.6, the Board may elect to waive the period of notice, or any portion thereof, and, whether or not the Board so elects, the Company will pay the Executive his Base Salary for the notice period, except to the extent so waived by the Board (or for any remaining portion of such period). Upon the giving of notice of termination of the Executive's employment hereunder pursuant to this Section 5.6, the Company shall have no further obligation or liability to the Executive relating to the Executive's employment hereunder, or the termination thereof, other than payment to the Executive of his Base Salary for the period (or portion of such period) indicated above. Without limiting the generality of the foregoing, the Company shall have no further obligation to pay any Bonus amounts for any year(s) in the event of termination of employment pursuant to this
Section 5.6,

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     whether or not earned but unpaid in respect of a fiscal year preceding the year in which such termination occurs.

          5.7. Post-Agreement Employment. In the event the Executive remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will, unless otherwise agreed in writing.

          6. Effect of Termination. The provisions of this Section 6 shall apply in the event of termination due to the expiration of the term, pursuant to
     Section 5 or otherwise.

          6.1. Payment in Full. Payment by the Company of any Base Salary, Bonus and other amounts and contributions to the cost of the Executive's continued participation in the Company's group health and dental plans that may be due the Executive under the applicable termination provision of
     Section 5 shall constitute the entire obligation of the Company to the Executive, except that nothing in this Section 6.1 is intended or shall be construed to affect the rights and obligations of the Company and its Affiliates, on the one hand, and the Executive, on the other, with respect to any loans, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive termination of employment under the provision of documents relating thereto. Acceptance by the Executive of performance by the Company shall constitute full settlement of any claim that the Executive might otherwise assert against the Company, its Affiliates or any of their respective shareholders, partners, directors, officers, employees or agents relating to such termination.

          6.2. Termination of Benefits. Except for medical and dental insurance coverage continued pursuant to Sections 5.2 hereof and any right of continuation of health coverage to the extent provided by Sections 601 through 608 of ERISA, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payments to the Executive following such date of termination pursuant to Section 5.

          6.3. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including, without limitation, the obligations of the Executive under Sections 7 and 8 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Sections 4.7, 5.4 or 5.5 hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7 and 8 hereof. The Executive recognizes that, except as expressly provided in Section 4.7, 5.4 or 5.5, no compensation is earned after termination of employment.

     7.  Confidential Information; Intellectual Property.
         -----------------------------------------------

          7.1. Confidentiality. The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates), or use for his own benefit or gain or otherwise use in a manner adverse to the interests of the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          7.2. Return of Documents. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

          7.3. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     8. Agreement not to Compete with the Business. The Executive agrees that during the term of his employment hereunder and for a period of eighteen (18) months following the date of termination thereof (the "Non-Competition Period"), he will not, directly or indirectly (a) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which competes with, any business, venture or activity being conducted or proposed to be conducted by the Company at the date (the "Date of Termination") on which the Executive's employment under this Agreement is terminated, or by any group, division or subsidiary of the Company, in the United States, Australia, Belgium, Canada, Denmark, England, France, Germany, Ireland, Japan, Korea, Singapore or any other geographic area where such business is being conducted or is proposed to be conducted at the Date of Termination (each a "Restricted Business"), or
(b) recruit or otherwise seek to induce any employees of the Company or any of its subsidiaries to terminate their employment or violate any agreement with or duty to the Company or any of its subsidiaries; provided, however, that if the Executive's employment hereunder is terminated for any reason, (i) he may work for RRD in any capacity so long as RRD owns not less than 50% of the outstanding common stock of the Company, and (ii) he may work for RRD at a time when RRD owns less than 50% of the outstanding common stock of the Company, provided that for a period of two years from the date he returns to RRD, the Executive shall not directly or indirectly engage, control, manage or participate in any Restricted Business conducted by RRD. The Executive acknowledges that RRD in the Merger Agreement will agree, for the periods of time set forth therein, to a non-solicitation provision relating to the Company employees, as well as to a covenant not to compete with the Company, and the Executive agrees that RRD's obligations under the Merger Agreement are in addition to, and not a substitution for, the Executive's obligations under this Agreement. It is understood and agreed that, for the purposes of the foregoing provisions of this
Section 8, (i) no business, venture or activity shall be deemed to be a business, venture or activity conducted by the Company or any group, division or subsidiary of the Company, unless not less than five percent of the Company's consolidated gross sales or operating income is derived from, or not less than five percent of the Company's consolidated assets are devoted to, such business, venture or activity; and (ii) no business, venture or activity conducted by any entity by which the Executive is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business, venture or activity conducted by the Company unless it is one from which five percent or more of its consolidated gross sales or operating income is derived, or to which five percent or more of its consolidated assets are devoted; provided, however, that if the actual gross sales or operating income or assets of such entity derived from or devoted to such business, venture or activity is equal to or in excess of 10% of the most nearly comparable figure for the Company, such business, venture or activity of such entity shall be deemed to be competitive with a business of the Company. Further, ownership of not more than five percent of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 8.

     9. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants or agreements contained in Sections 7 or 8 hereof, the damage to the Company could be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants or agreements. The parties further agree that in the event that any provision of Section 7 or 8 hereof shall be determined by any Court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company or any of its Affiliates any proprietary information of a third party without such party's consent.

     11. Definitions. Terms defined elsewhere in this Agreement are used herein as so defined. In addition, capitalized terms used and not otherwise defined herein are used in this Agreement as defined in the Merger Agreement; and the following terms shall have the following meanings:

          11.1. Affiliates. "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company.

          11.2. Business. Any service including any and all computer software reselling, documentation and other services currently or hereafter provided, directly or indirectly, by or on behalf of the Company or any of its subsidiaries.

          11.3. Cause. The following events or conditions shall constitute "Cause" for termination: (i) fraud, embezzlement or other act of dishonesty by the Executive that causes material injury to the Company or any of its Affiliates, (ii) conviction of, or plea of nolo contendere to, any felony involving dishonesty or moral turpitude, or (iii) a failure by the Executive to take or refrain from taking any corporate action consistent with his duties as an operating chairman as specified in written directions of the Board following receipt by the Executive of such written directions which such failure is not cured within 30 days after written notice that failure to take or refrain from taking such action shall constitute "Cause" for purposes hereof.

          11.4. Confidential Information. "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information the disclosure of which would otherwise be adverse to the interests of the Company or any of its Affiliates. Confidential Information includes without limitation such information relating to (i) the services or products sold or offered by the Company or any of its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

          11.5. EBITA. "EBITA" shall have the meaning assigned to such term in the Company's Restated Certificate of Incorporation.

          11.6. ERISA. "ERISA" means the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section thereof any successor section thereto, collectively and as from time to time amended and in effect.

          11.7. Intellectual Property. "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Business or any prospective activity of the Company or any of its Affiliates.

          11.8. Person. "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust and any other entity or organization.

          11.9. Trigger Event. "Trigger Event" means any of a Disposition or Total Disposition (as such terms are defined in the Company's Restated Certificate of Incorporation) by RRD which triggers certain Tag Along and Drag Along Rights (as such are defined in the Company's Restated Certificate of Incorporation) or the exercise by any stockholder of the Company of the Put Right described in the Company's Restated Certificate of Incorporation, or the exercise by the Company of its Call Right described in the Company's Restated Certificate of Incorporation.

     12. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law. In addition, the Company shall be entitled to reduce any payments by the Company of Base Salary or Bonus under this Agreement by the amount of any tax or other amounts required to be withheld by the Company under applicable law with respect to deemed compensation arising out of or related to imputed interest on any loans by the Company to the Executive.

     13.  Miscellaneous.
          -------------

          13.1. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein (provided, however, that nothing contained herein shall be construed to place any limitation or restriction on the transfer of the Company's Class A Common Stock in addition to any restrictions set forth in the Company's Restated Certificate of Incorporation, the Merger Agreement or any stockholder agreement applicable to the holders of such shares), by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, in which event such other Person shall be deemed the "Company" hereunder for all purposes and provided, further that the Executive may assign his rights and obligations contained in Sections 4.3.1 and 4.3.4 hereof to that certain living trust of which Mr. Milton Bordwin is the sole trustee and which is known as the Cowan Stream Trust under an Indenture dated April 21, 1995, so long as such trust has agreed by signing this Agreement to be bound by all of the provisions contained herein and in the Note and Pledge Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

          13.2. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          13.3. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company.

          13.4. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or two business days after being deposited in the United States mail, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to:

                      Mr. Rory J. Cowan
                      Chairman
                      Stream International Inc.
                      2 Edgewater Drive
                      Norwood, Massachusetts  02062-4637
     or, (b) in the case of the Company, at its principal place of business and to the attention of Board of Directors; or to such other address as either party may specify by notice to the other.

          13.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the terms and conditions of the Executive's employment and, except as otherwise provided herein, supersedes all prior communications, agreements and understandings, written or oral, with the Company or any of its Affiliates or predecessors with respect to the terms and conditions of the Executive's employment.

          13.6. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

          13.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          13.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

          13.9. Consent to Jurisdiction. Each of the Company and the Executive, by its or his execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. Each of the

     Company and the Executive hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.4 hereof is reasonably calculated to give actual notice.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE COMPANY:                   STREAM INTERNATIONAL INC.

                               By: /s/ Robert E. Logan, Jr.
                                 --------------------------
                                 Title: Vice President

THE EXECUTIVE:                 /s/ Rory J. Cowan
                               -----------------
                               Name: Rory J. Cowan

RRD:                           R.R. DONNELLEY & SONS COMPANY

                               By: /s/ Robert E. Logan, Jr.
                                 -------------------------
                                 Title:  Vice President

TRUSTEE:                       /s/ Milton Bordwin
                                  ------------------

                               Milton Bordwin, Trustee under a Trust established by an indenture dated April 21, 1995, and known as the Cowan Stream Trust, who by execution hereof agrees to be bound by the provisions of this Agreement, together with any Secured Non-Recourse Promissory Note or Stock Pledge Agreement required hereunder, insofar as they relate to Purchased Shares and/or Pledged Securities.

Exhibit A
- ---------

[1995 Budget]


Exhibit B
- ---------

[Synergies Plan]


Exhibit C
- ---------

[Form of  Note]


Exhibit D
- ---------

[Form of Pledge Agreement]


Exhibit E
- ---------

[Form of Tax Loan Note]

                                   EXHIBIT A
                                   ---------

                                BASE PROJECTIONS
                                ----------------


                                                     FY ENDED 12/31/95
                                                     -----------------

Sales                                                  $1,577,200,000

EBITA (ex synergy)                                         80,500,000

                                  EXHIBIT B
                                  ---------

                                 SYNERGY PLAN
                                 ------------


Synergy Plan                                             $    4,200,000

Sales                                                     1,577,200,000

EBITA (w synergy)                                            84,700,000

                                                                       Exhibit C
                                                                       ---------

                                    FORM OF
                   7.34% SECURED NON-RECOURSE PROMISSORY NOTE
                         ("SECURED NON-RECOURSE NOTE")
                           -------------------------

                                (June __, 1995)

          FOR VALUE RECEIVED, the undersigned, _________________ (the "Borrower"), hereby promises to pay to Corporate Software Incorporated, a Delaware corporation (the "Company"), or to the legal holder of this Secured Non-Recourse Note at the time of payment, the principal sum of _________________ dollars ($__________) in lawful money of the United States of America, and to pay simple interest (computed on the basis of a 365 or 366 day year, as the case may be) on the principal amount hereof from and after the date of this Secured Non-Recourse Note until the entire principal amount hereof has been paid in full, at the rate of 7.34% per annum. The entire principal amount of indebtedness evidenced by this note, to the extent not theretofore prepaid as provided herein, shall be repaid on the Maturity Date. Each payment of principal shall be accompanied by payment of any accrued and unpaid interest thereon.

          If the date set for any payment or prepayment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment or prepayment shall be made on the next preceding business day.

          This Secured Non-Recourse Note has been delivered to evidence indebtedness of the Borrower to the Company arising out of a loan made to the Borrower in connection with his purchase of shares of Class A Common Stock, par value $.01 per Share, of Stream International Inc., a Delaware corporation and the parent of the Company (the "Parent") in accordance with the terms of the Employment Agreement, dated as of April 21, 1995 (the "Employment Agreement"), between Stream International Inc. and the Borrower, and this Secured Non-Recourse Note is the "Note" of the Borrower referred to in Section 4 of the Employment Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. Payment of the principal of and interest on this Secured Non-Recourse Note is secured pursuant to the terms of a Stock Pledge Agreement, dated as of April 21,

1995, between the Borrower and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and any subsequent holder of this Secured Non-Recourse
Note in respect of such collateral.

          Recourse of the holder of this Note for payment of the principal of and interest on this Note or any claim based thereon shall be limited solely to the collateral held pursuant to the Pledge Agreement, and the holder of this Note shall have no recourse to any other assets of the Borrower for such payment, whether before or after an Event of Default.

          As used in this Note:

          (a) the term "Maturity Date" means the earliest of (i) April 21, 2000 or, at the election of the Parent's Board of Directors and as a result of the completion of any public offering of shares of the Parent registered under the Securities Act of 1933, as amended, in connection with which the Borrower is given an opportunity to sell shares having a value equal to or greater than the amount of borrowings evidenced by this Secured Non-Recourse Note outstanding at the time of such offering, provided, that, such offering is completed prior to April 21, 2000, and (ii) the first date on which a Liquidity Event (as defined below) shall occur; and

          (b) the term "Liquidity Event" means any of the following: (i) any sale of a majority of the capital stock or assets of the Parent (including without limitation a sale of a majority of the capital stock resulting from a Disposition (as defined in the Parent's Restated Certificate of Incorporation) or Total Disposition (as defined in the Parent's Restated Certificate of Incorporation) by R.R. Donnelley & Sons which triggers certain Tag Along (as defined in the Parent's Restated Certificate of Incorporation) and Drag Along Rights (as defined in the Parent's Restated Certificate of Incorporation), the exercise by any stockholder of the Put Right (as defined in the Parent's Restated Certificate of Incorporation) or the exercise by the Parent of its Call Right (as defined in the Parent's Restated Certificate of Incorporation) all in accordance with the provisions of Article Fifth of the Parent's Restated Certificate of Incorporation), (ii) any liquidation or winding-up of the Parent or distribution of a majority of the Parent's assets, other than to an Affiliate of the Parent or (iii) any merger, consolidation or similar business combination with or into any entity other than an entity controlled by Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P. and Information Partners Capital Fund, L.P. (collectively, the "Funds") or by R.R. Donnelley & Sons Company.

     Interest on the principal amount hereof outstanding from time to time shall be payable quarterly on the last business day of March, June, September and December of each year commencing June 30, 1995 and on the Maturity Date; provided, however, that, so long as the Borrower remains an employee of the Parent and no Event of Default (as hereinafter defined) has occurred, interest shall continue to accrue but shall not be payable until the Maturity Date.

     This Secured Non-Recourse Note is subject to the following further terms and conditions:

     1. Mandatory Prepayments. If at any time the Borrower receives any proceeds from the sale by the Borrower of Shares to anyone (including the Company), the proceeds from such sale of Shares shall be applied to the prepayment first [of the accrued and unpaid interest of the Replacement Note and then to the unpaid principal thereof second]/1/, of the prepayment of the accrued and unpaid interest on the Tax Loan Note and then to the unpaid principal thereof and [third][second], to the prepayment of the accrued and unpaid interest hereon and then to the unpaid principal hereof. For purposes of this Section 1, the term "sale" in the context of a sale of Shares shall include, in addition to any direct sale of Shares, any transaction (including, without limitation, a merger, consolidation or recapitalization) pursuant to which Shares are converted into a right to receive, in whole or partial exchange or substitution for Shares, cash or cash equivalents.



     In addition, until such time as the entire principal amount of this Secured Non-Recourse Note is paid in full, together with all accrued and unpaid interest, the Borrower shall pay to the Company, for application against such principal and interest, 30% of any and all Bonus amounts that become payable to the Borrower

- ---------------
/1/ Bracketed language for Messrs. Rosenthal and Moore only.

under the Employment Agreement.

     The right of the Borrower to receive proceeds upon the sale of Shares is subject to the prior right of the Company (or other holder of this Secured Non-Recourse Note) (i) in the case of a sale of Shares to the Company (or other holder of this Secured Non-Recourse Note), in lieu of the Company (or such other holder) paying the proceeds from such sale to the Borrower or his heirs, successors or permitted assigns to set off against this Secured Non-Recourse Note an amount equal to the Net Proceeds of such sale, or (ii) in the case of a sale of Shares to any other person or entity (collectively, the "Transfer Parties"), in lieu of any of such Transfer Parties paying the purchase price therefor to the Borrower or his heirs, successors or permitted assigns, to direct such Transfer Parties to pay an amount equal to the Net Proceeds of such sale to the Company (or other holder of this Secured Non-Recourse Note) which shall set off such amount against this Secured Non-Recourse Note.

     Concurrently with any prepayment (including by set-off) of any portion of the principal amount of this Secured Non-Recourse Note pursuant to this Section 1 or Section 2 hereof, the Company (or other holder of this Secured Non-Recourse
Note) shall make a notation of such payment hereon. If full payment of the principal of and accrued and unpaid interest on this Secured Non-Recourse Note is made, this Secured Non-Recourse Note shall be cancelled. Any partial prepayment (including by reason of set-off) shall be applied first to accrued and unpaid interest hereon and then to the unpaid principal hereof.

     If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Borrower shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Secured Non-Recourse Note) any cash payments, cash dividends or other cash distributions in respect of any Shares, then and in each case, the Borrower or any of his heirs, successors or permitted assigns to whom such distribution may be made shall, upon the receipt thereof, return to the Company (or other holder of this Secured Non-Recourse
Note) such payments, dividends and distributions, and the Company (or other holder of this Secured Non-Recourse Note) shall apply such amount to the prepayment of the accrued and unpaid interest on and unpaid principal of this Secured Non-Recourse

Note in the manner set forth in the first paragraph of this Section 1, and the Company (or other holder of this Secured Non-Recourse Note) shall not be obligated to make any such cash payment, cash dividend or other cash distribution not theretofore made to which the Borrower or any of his heirs, successor or permitted assigns are otherwise entitled in respect of their Shares and may, in lieu of paying such amount to the Borrower, set off the amount of such cash payment, cash dividend or other cash distribution against the accrued and unpaid interest on and unpaid principal of this Secured Non-Recourse Note in the manner set forth in the third paragraph of this Section 1.

     2. Payment and Prepayment. All payments and prepayments of principal of and interest on this Secured Non-Recourse Note shall be made to the Company or its order, or to the legal holder of this Secured Non-Recourse Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Secured Non-Recourse Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Secured Non-Recourse Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon final payment of principal of and interest on this Secured Non-Recourse Note it shall be surrendered for cancellation. THE PLEDGE AGREEMENT REQUIRES PAYMENT OR PREPAYMENT OF ALL OBLIGATIONS UNDER THIS SECURED PROMISSORY NOTE AS A CONDITION PRECEDENT TO THE RELEASE OF, OR TRANSFER OF THE BORROWER'S INTERESTS IN, THE COLLATERAL SUBJECT TO THE PLEDGE AGREEMENT, ALL AS DESCRIBED MORE FULLY IN THE PLEDGE AGREEMENT.

     3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

          (a) Failure to pay the principal of this Secured Non-Recourse Note, including any prepayments required hereunder or under the Pledge Agreement which shall remain unremedied for ten days following the date when such principal payment was originally due hereunder;

          (b) Failure to pay any interest installment due under this Secured Non-Recourse Note which shall remain unremedied for ten days following the date when such installment was originally due hereunder; or

          (c)  Failure of the Borrower to perform the Borrower's obligations
     (i) under the Employment Agreement which shall remain unremedied for ten days following notice from the Company or the Parent or (ii) under the Pledge Agreement;

then, and in any such event, the holder of this Secured Non-Recourse Note may declare, by notice of default given to the Borrower, the entire principal amount of this Secured Non-Recourse Note to be forthwith due and payable, whereupon the entire principal amount of this Secured Non-Recourse Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

     No delay or failure by the holder of this Secured Non-Recourse Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     4.  Miscellaneous.
         -------------

          (a) The provisions of this Secured Non-Recourse Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules thereof.

          (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

          (c) The headings contained in this Secured Non-Recourse Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

     IN WITNESS WHEREOF, this Secured Non-Recourse Note has been duly executed and delivered by the Borrower on the date first above written.


                                       _____________________________
                                       (Signature of Borrower)
Witness


______________________

                                                                       EXHIBIT D
                                                                       ---------

                             STOCK PLEDGE AGREEMENT

          STOCK PLEDGE AGREEMENT dated as of June __, 1995 (this "Stock Pledge Agreement"), between Rory J. Cowan (the "Pledgor") both personally and in his capacity as trustee under a Declaration of Trust dated as of _______ and known as the _______ Trust (the "Trust") and Corporate Software Incorporated, a Delaware corporation (the "Company").

                                   WITNESSETH
                                   ----------

          WHEREAS, Stream International Inc., a Delaware corporation and the parent of the Company (the "Parent"), has entered into an agreement, dated as of April 21 , 1995 (the "Employment Agreement"), between the Parent and the Pledgor pursuant to which the Parent has agreed to sell shares of Class A Common Stock, par value $.01 per share, of the Parent (the "Purchased Shares") to the Pledgor and has further agreed that the Pledgor may assign his right to purchase the Purchased Shares to the Trust. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement, and the Pledgor hereunder is the "Executive" as such term is defined in the Employment Agreement;

          WHEREAS, in connection with the sale of the Purchased Shares to the Pledgor, the Company has lent to the Pledgor $__________ on a non-recourse basis and, as evidence of the indebtedness created by such loan, the Pledgor is delivering to the Company a duly executed 7.34% Secured Promissory Note (the "Note") of the Pledgor in the principal amount of $____________ dated as of the date hereof;

          WHEREAS, pursuant to the Employment Agreement, the Company has agreed to make additional advances to the Pledgor to cover certain future tax obligations of the Pledgor and the Pledgor has agreed to deliver to the Company a duly executed 7.34% Secured Promissory Note (the "Tax Loan Note") on the date the first installment of the Tax Loan is advanced;

          WHEREAS, the Pledgor wishes to grant further security and assurance to the Company in order to secure the payment of the principal of and interest on the Note and the Tax Loan Note (hereinafter collectively referred to as the "Note Obligations") and to pledge to the Company the Purchased Shares to be acquired by such Pledgor (or at such Pledgor's election, by the Trust) pursuant to the Employment Agreement, the New Options to be granted to Pledgor pursuant to the Employment Agreement, certain additional shares of and/or options to purchase additional shares of the Parent's capital stock and certain Publicly Traded Securities described as to issuer, type and number of shares on Exhibit A hereto, all as more particularly described herein;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Pledge. As collateral security for the full and timely payment of the principal of and interest on the Note Obligations and all other amounts payable by the Pledgor thereunder or under this Stock Pledge Agreement (including, without limitation, any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred by the Company in connection with any exercise of its rights under the Note Obligations or hereunder), the Pledgor hereby delivers, deposits, pledges, transfers and assigns to the Company, in form transferable for delivery, and creates in the Company a security interest in:

              (a) all Purchased Shares and all certificates evidencing the Purchased Shares and other instruments or documents evidencing the same now owned by the Pledgor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Purchased Shares;

              (b) Zero shares of Class B Common Stock of the Parent (collectively, the "Owned Shares") and all certificates evidencing the Owned Shares and other instruments or documents evidencing the same and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Owned Shares;

              (c) options to purchase ______ shares of Class A Common Stock and options to purchase ______ shares of Class B Common Stock of the Parent (collectively, the "Options") and all certificates evidencing the Options and other instruments or documents evidencing the same and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Options including without limitation any shares of Class A Common Stock and Class B Common Stock received upon the exercise of any Option; and

              (d) The Publicly Traded Securities described on Exhibit A hereto (the

"Additional Securities") and all certificates evidencing the Additional Securities and other instruments or documents evidencing the same and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Securities.

The Purchased Shares, Owned Shares, Additional Securities and Options (together with any securities or property delivered to the Pledgor pursuant to Section 2(b) hereof) are hereinafter collectively referred to as the "Pledged Securities".

          The Pledgor hereby delivers to the Company appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time hereafter. The Pledgor agrees that all certificates evidencing the Pledged Securities shall be marked with the following legend:

     THE SHARES/OPTION TO PURCHASE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PLEDGE AGREEMENT DATED AS OF APRIL 21, 1995 BY AND BETWEEN CORPORATE SOFTWARE INCORPORATED, A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF STREAM INTERNATIONAL INC., A DELAWARE CORPORATION (THE "CORPORATION"), AND THE BORROWER NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

The Pledgor agrees to deliver to the Company all Pledged Securities currently held by him in order that such legend may be placed thereon. The Pledgor further agrees, with respect to the Additional Securities, to deliver written notice to each issuer of an Additional Security of the pledge of such security to the Company.

     2. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

          (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of any Event of Default as defined in the Note Obligations), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Stock Pledge Agreement, the Employment Agreement, the

Note Obligations or any document or instrument delivered or to be delivered pursuant to or in connection with the Employment Agreement, including transferring the Pledged Securities to a nominee for purposes of exercising the Options, and/or voting the Pledged Securities and receiving all cash distributions thereon and giving consents, waivers and ratifications in respect thereof.

          (b) If while this Stock Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificates representing shares of stock received in connection with the exercise of any Option, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Securities, the Pledgor agrees to accept the same as the Company agent and to hold the same in trust on behalf of and for the benefit of the Company and to deliver the same forthwith to the Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Company, subject to the terms of this Stock Pledge Agreement, as additional collateral security for the Note Obligations. Notwithstanding the foregoing, it is agreed that the Pledgor may exercise any option or right received as contemplated in the preceding sentence, and the Company will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Pledgor or the Company as contemplated by the preceding sentence.

          (c) The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Company shall request, including any financing statements and amendments thereto, or any other documents, as required under Massachusetts law and any other applicable law to protect the security interests created hereunder.

          (d) Subject to any sale by the Company or other disposition by the Company of the Pledged Securities or other property pursuant to this Stock Pledge Agreement and subject to Sections 5 and 6 below, the Pledged Securities shall be returned to the Pledgor upon payment in full of the principal of and accrued and unpaid interest on the Note Obligations.

     3.   Remedies in Case of an Event of Default.
          ---------------------------------------

          (a) In case an Event of Default shall have occurred and be continuing, the Company shall have in each case all of the remedies of a secured party under the Massachusetts Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Securities, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Company shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this Section
3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Company may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption.
The Company shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys' fees, incurred by the Company in enforcing its rights under this Stock Pledge Agreement, second to the payment of accrued and unpaid interest on (i) the Tax Loan Note and (ii) the Note and third to the payment of unpaid principal of the (i) the Tax Loan Note and (ii) the Note.

          (b) The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in the rules and regulations promulgated thereunder or in applicable state securities or "blue sky" laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Securities were sold at public sale, and agrees that the Company has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Securities Act and under applicable state securities or "blue sky" laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this Section 3 of the Pledged Securities, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use his or her best efforts to secure the same.

          (d) Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     4. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Stock Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement or the Note Obligations, or any assignment or transfer of any thereof;
(b) any exercise or non-exercise by the Company of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Employment Agreement or the Note Obligations, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Stock Pledge Agreement, the Employment Agreement or the Note Obligations, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     5. Transfer by Pledgor. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber (collectively, a "Disposition") the Pledged Securities or any interest therein except as permitted by the Company's Restated Certificate of Incorporation (the "Charter"), the Employment Agreement and any Stockholders Agreement to which Pledgor and the Company or its stockholders may be or become bound. In the event of any Disposition of Pledged Securities pursuant to and in accordance with the terms and conditions of the Charter, the Employment Agreement and any such Stockholders Agreement, the Company shall release such Pledged Securities from the pledge hereunder to permit consummation of such transaction solely to the extent that, after such release, the sum (the "Coverage Amount") of (i) the product of the number of shares of Class A Common

Stock owned by the Pledgor and subject to this Stock Pledge Agreement multiplied by $30 (the "Class A Calculated Value") plus (ii) the product of the number of shares of Class B Common Stock owned by the Pledgor and subject to this Stock Pledge Agreement multiplied by $30 (the "Class B Calculated Value") exceeds 150% of the aggregate principal amount of the Note Obligations of the Pledgor then outstanding (the "Note Amount") is greater than zero. Notwithstanding the foregoing, (i) upon the written request of the Pledgor, the Company shall release Additional Securities from the pledge hereunder to permit consummation of a Disposition solely to the extent that, after such release, the Value (as defined below) of the Additional Securities subject to this Stock Pledge Agreement exceeds 125% of the difference between the Note Amount and a fraction, the numerator of which is the Coverage Amount and the denominator of which is 1.5, and (ii) in the case of any Disposition in connection with the occurrence of a Trigger Event (as such term is defined in the Employment Agreement), the Company shall release such Pledged Securities regardless of whether the Coverage Amount is greater than zero, provided, that any proceeds received upon such Disposition are either pledged to the Company as additional collateral and/or used to reduce the Note Amount so that the foregoing collateral coverage test continues to be satisfied after giving effect to such Disposition.

     For purposes of this Section 5, (i) fully vested Options shall be treated as exercised in determining whether any Pledged Securities shall be released, provided, however, that the Calculated Value applicable to each share of stock for which the Option may be exercised shall be reduced by the per share exercise price of such Option and (ii) the Value of the Additional Securities shall be the market value of such securities determined by reference to the per share closing price on the date prior to the requested release of such securities as reported by the New York Stock Exchange, American Stock Exchange or the National Association of Securities Dealers Automatic Quotation National Market System, as the case may be.

     6. Adjustments to Calculated Value. In the event of any stock dividend, stock split, stock issuance, reverse stock split, subdivision, combination, recapitalization, reclassification, merger, consolidation or other change in any class of common stock of the Company, the dollar value used to determine the Calculated Value applicable to such class of common stock shall be appropriately adjusted to reflect such dividend, split, issuance, subdivision, combination, recapitalization, reclassification, merger, consolidation or other change.

     7. Attorney-in-Fact. The Company is hereby appointed the attorney-in-fact of the Pledgor and the Pledgor's transferees for the purpose of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

     8. Termination. Upon payment in full of the principal of and accrued and unpaid interest on the Note Obligations and upon the due performance of and compliance with all the provisions of the Note Obligations, this Stock Pledge Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Securities as have not theretofore been sold, released pursuant to Sections 5 and 6 hereof or otherwise applied pursuant to the provisions of this Stock Pledge Agreement.

     10. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Employment Agreement.

     11. Binding Effect, Successors and Assigns. This Stock Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Stock Pledge Agreement.

     12. Miscellaneous. The Company and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Stock Pledge Agreement. Neither this Stock Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Stock Pledge Agreement shall be binding upon the heirs, representatives, successors and permitted assigns of the Pledgor. The captions in this Stock Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Stock Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules thereof. This Stock Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be executed and delivered as of the date first above written.

                                       CORPORATE SOFTWARE INCORPORATED


                                       By____________________________
                                         Title:


                                       PLEDGOR


                                       _______________________________
                                       Rory J. Cowan

                                                                       Exhibit E
                                                                       ---------

                                    FORM OF
                   7.34% SECURED NON-RECOURSE PROMISSORY NOTE
                         ("SECURED NON-RECOURSE NOTE")
                           -------------------------

                                (June __, 1995)

     FOR VALUE RECEIVED, the undersigned, ______________ (the "Borrower"), hereby promises to pay to Corporate Software Incorporated, a Delaware corporation (the "Company"), or to the legal holder of this Secured Non-Recourse Note at the time of payment, the principal sum of ___________ dollars ($_______) in lawful money of the United States of America, and to pay simple interest (computed on the basis of a 365 or 366 day year, as the case may be) on the principal amount hereof from and after the date of this Secured Non-Recourse Note until the entire principal amount hereof has been paid in full, at the rate of 7.34% per annum. The entire principal amount of indebtedness evidenced by this note, to the extent not theretofore prepaid as provided herein, shall be repaid on the Maturity Date. Each payment of principal shall be accompanied by payment of any accrued and unpaid interest thereon.

     If the date set for any payment or prepayment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment or prepayment shall be made on the next preceding business day.

     This Secured Non-Recourse Note has been delivered to evidence indebtedness of the Borrower to the Company arising out of a loan made to the Borrower to cover certain of the Borrower's tax obligations in connection with his exercise of options to purchase shares of common stock of R.R. Donnelley & Sons Company and the subsequent sale of the shares received upon such exercise and/or the sale of shares of such common stock held by him in connection with the 1995 strategic alliance between Software Holdings, Inc. and the GSS Division of R.R. Donnelley & Sons Company which required the Borrower to purchase shares of Class A Common Stock, par value $.01 per Share, of Stream International Inc., a Delaware corporation and the parent of the Company (the "Parent") in accordance with the terms of the Employment Agreement, dated as of April 21, 1995 (the "Employment Agreement"), between Stream International Inc.

and the Borrower, and this Secured Non-Recourse Note is the "Tax Loan Note" of the Borrower referred to in Section 4 of the Employment Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. Payment of the principal of and interest on this Secured Non-Recourse Note is secured pursuant to the terms of a Stock Pledge Agreement, dated as of May __, 1995, between the Borrower and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and any subsequent holder of this Secured Non-Recourse Note in respect of such collateral.

          Recourse of the holder of this Note for payment of the principal of and interest on this Note or any claim based thereon shall be limited solely to the collateral held pursuant to the Pledge Agreement, and the holder of this Note shall have no recourse to any other assets of the Borrower for such payment, whether before or after an Event of Default.

     As used in this Note:

          (a) the term "Maturity Date" means the earliest of (i) April 21, 2000 or, at the election of the Parent's Board of Directors and as a result of the completion of any public offering of shares of the Parent registered under the Securities Act of 1933, as amended, in connection with which the Borrower is given an opportunity to sell shares having a value equal to or greater than the amount of borrowings evidenced by this Secured Non-Recourse Note outstanding at the time of such offering, provided, that, such offering is completed prior to April 21, 2000, and (ii) the first date on which a Liquidity Event (as defined below) shall occur; and

          (b) the term "Liquidity Event" means any of the following: (i) any sale of a majority of the capital stock or assets of the Parent (including without limitation a sale of a majority of the capital stock resulting from a Disposition (as defined in the Parent's Restated Certificate of Incorporation) or Total Disposition (as defined in the Parent's Restated Certificate of Incorporation) by R.R. Donnelley & Sons which triggers certain Tag Along (as defined in the Parent's Restated Certificate of Incorporation) and Drag Along Rights (as defined in the Parent's Restated Certificate of

     Incorporation), the exercise by any stockholder of the Put Right (as defined in the Parent's Restated Certificate of Incorporation) or the exercise by the Parent of its Call Right (as defined in the Parent's Restated Certificate of Incorporation) all in accordance with the provisions of Article Fifth of the Parent's Restated Certificate of Incorporation), (ii) any liquidation or winding-up of the Parent or distribution of a majority of the Parent's assets, other than to an Affiliate of the Parent or (iii) any merger, consolidation or similar business combination with or into any entity other than an entity controlled by Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P. and Information Partners Capital Fund, L.P. (collectively, the "Funds") or by R.R. Donnelley & Sons Company.

     Interest on the principal amount hereof outstanding from time to time shall be payable quarterly on the last business day of March, June, September and December of each year commencing June 30, 1995 and on the Maturity Date.

     This Secured Non-Recourse Note is subject to the following further terms and conditions:

     1. Mandatory Prepayments. If at any time the Borrower receives any proceeds from the sale by the Borrower of Shares to anyone (including the Company), the proceeds from such sale of Shares shall be applied first, to the prepayment of the accrued and unpaid interest hereon and then to the unpaid principal hereof. For purposes of this Section 1, the term "sale" in the context of a sale of Shares shall include, in addition to any direct sale of Shares, any transaction (including, without limitation, a merger, consolidation or recapitalization) pursuant to which Shares are converted into a right to receive, in whole or partial exchange or substitution for Shares, cash or cash equivalents.

     The right of the Borrower to receive proceeds upon the sale of Shares is subject to the prior right of the Company (or other holder of this Secured Non-Non-Recourse Note) (i) in the case of a sale of Shares to the Company (or other holder of this Secured Non-Recourse Note), in lieu of the Company (or such other holder) paying the proceeds from such sale to the Borrower or his heirs, successors or permitted assigns to set off against this Secured Non-Recourse Note an amount equal to the Net Proceeds of such sale, or (ii) in the case of a sale of Shares to any other person or entity (collectively, the "Transfer Parties"), in lieu of any of such Transfer Parties paying the purchase price therefor to the Borrower or his heirs, successors or permitted assigns, to direct such Transfer Parties to pay an amount equal to the Net Proceeds of such sale to the Company (or other holder of this Secured Non-Recourse Note) which shall set off such amount against this Secured Non-Recourse Note.

     Concurrently with any prepayment (including by set-off) of any portion of the principal amount of this Secured Non-Recourse Note pursuant to this
Section 1 or Section 2 hereof, the Company (or other holder of this Secured Non-Recourse Note) shall make a notation of such payment hereon. If full payment of the principal of and accrued and unpaid interest on this Secured Non-Recourse
Note is made, this Secured Non-Recourse Note shall be cancelled. Any partial prepayment (including by reason of set-off) shall be applied first to accrued and unpaid interest hereon and then to the unpaid principal hereof.

     If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Borrower shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Secured Non-Recourse Note) any cash payments, cash dividends or other cash distributions in respect of any Shares, then and in each case, the Borrower or any of his heirs, successors or permitted assigns to whom such distribution may be made shall, upon the receipt thereof, return to the Company (or other holder of this Secured Non-Recourse
Note) such payments, dividends and distributions, and the Company (or other holder of this Secured Non-Recourse Note) shall apply such amount to the prepayment of the accrued and unpaid interest on and unpaid principal of this Secured Non-Recourse Note in the manner set forth in the first paragraph of this
Section 1, and the Company (or other holder of this Secured Non-Recourse Note) shall not be obligated to make any such cash payment, cash dividend or other cash distribution not theretofore made to which the Borrower or any of his heirs, successor or permitted assigns are otherwise entitled in respect of their Shares and may, in lieu of paying such amount to the Borrower, set off the amount of such cash payment, cash dividend or other cash distribution against the accrued and unpaid interest on and unpaid principal of this Secured Non-Recourse Note in the manner set forth in the third paragraph of this Section 1.

     2. Payment and Prepayment. All payments and prepayments of principal of and interest on this Secured Non-Recourse Note shall be made to the Company or its order, or to the legal holder of this Secured Non-Recourse Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). The Borrower may, at his option, prepay this Secured Non-Recourse Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Secured Non-Recourse Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon final payment of principal of and interest on this Secured Non-Recourse Note it shall be surrendered for cancellation. THE PLEDGE AGREEMENT REQUIRES PAYMENT OR PREPAYMENT OF ALL OBLIGATIONS UNDER THIS SECURED PROMISSORY NOTE AS A CONDITION PRECEDENT TO THE RELEASE OF, OR TRANSFER OF THE BORROWER'S INTERESTS IN, THE COLLATERAL SUBJECT TO THE PLEDGE AGREEMENT, ALL AS DESCRIBED MORE FULLY IN THE PLEDGE AGREEMENT.

     3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

          (a) Failure to pay the principal of this Secured Non-Recourse Note, including any prepayments required hereunder or under the Pledge Agreement, when due;

          (b) Failure to pay any interest installment due under this Secured Non-Recourse Note which shall remain unremedied for ten days following the date when such installment was originally due hereunder; or

          (c)  Failure of the Borrower to perform the Borrower's obligations
     (i) under the Employment Agreement which shall remain unremedied for ten days following notice from the Company or the Parent or (ii) under the Pledge Agreement;

then, and in any such event, the holder of this Secured Non-Recourse Note may declare, by notice of default given to the Borrower, the entire principal amount of this Secured Non-Recourse Note to be forthwith due and payable, whereupon the entire principal amount of this Secured Non-Recourse Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

     No delay or failure by the holder of this Secured Non-Recourse Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     4.  Miscellaneous.
         -------------

          (a) The provisions of this Secured Non-Recourse Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules thereof.

          (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

          (c) The headings contained in this Secured Non-Recourse Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          IN WITNESS WHEREOF, this Secured Non-Recourse Note has been duly executed and delivered by the Borrower on the date first above written.


                                       _____________________________
                                       (Signature of Borrower)
Witness


______________________